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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-81961 and Form S-8 No. 333-81967) pertaining to the Nicholas Financial, Inc. Employee Stock Option Plan and the Nicholas Financial, Inc. Non-Employee Director Stock Option Plan of our report dated June 9, 2003, with respect to the consolidated financial statements of Nicholas Financial, Inc. and subsidiaries included in its Annual Report (Form 10-KSB) for the year ended March 31, 2004.

                                                  /s/ Ernst & Young LLP
Atlanta, Georgia
June 25, 2004